Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 2 on Form S-4 of our report dated August 28, 2020, relating to the financial statements of CF Finance Acquisition Corp. II as of and for the period ended March 31, 2020, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

February 10, 2021